Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED — CONFIDENTIAL PORTIONS OF THIS
DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
First Amendment to the
Stock Purchase Agreement
and the Escrow Agreement
THIS AMENDMENT (the “Amendment”) hereby amends that certain Stock Purchase Agreement, entered by and between Hyundai Syscomm Corp., a California corporation (“Hyundai”) and US Dataworks, Inc., a Nevada corporation (“UDW”), dated December 29, 2006, and all Exhibits and schedules attached thereto (collectively, the “Stock Purchase Agreement”), in the following manner:
I.	In each of Sections 1.3.1, 1.3.3 and 1.3.4, replace “At the Closing, or as soon thereafter as the Escrow Agent shall receive the Purchase Money” with “Upon the Escrow Agent’s receipt the Purchase Money, which shall not be later than March 26, 2007”.

II.	In Section 3 of the Escrow Agreement (as such term is defined in the Stock Purchase Agreement) replace “Concurrently with the execution and delivery of this Agreement, or as soon thereafter as practicable” with “Not later than March 26, 2007”.

III.	Exhibit A, Software Integration and Resale Agreement, add the following new Section 3.1.1:
3.1.1.	The Inaugural Sale of 700 Units.
3.1.1.1.	UDW, under the Parties’ mComm brand, shall sell seven hundred (700) ATM Dispenser units to Hyundai RFmon Corp.(“RFM”), a wholly-owned subsidiary of Hyundai, for the total sales price of Three Million Five Hundred Thousand Dollars (US $3,500,000), in accordance with Purchase Order #601321, attached hereto as Exhibit 1 (the “RFM Purchase Order”). RFM shall, in turn, sell the seven hundred (700) ATM Dispenser units to a “major US ATM dealer.” A copy of the purchase order from such “major US ATM dealer” shall be provided by RFM to UDW at its request but USD shall treat the identity of such US ATM dealer with the highest degree of confidentiality.

3.1.1.2.	At such time as the Parties shall mutually agree, UDW shall deliver to the manufacturer of the seven hundred (700) ATM Dispenser units (the “Manufacturer”) a purchase order in the amount of ***Dollars (US $***), substantially in the form attached hereto as Exhibit 2 (the “UDW Purchase Order”).

3.1.1.3.	Hyundai, or its designee, shall deliver to the Manufacturer a Letter of Credit in the amount of *** Dollars (US $***) as payment on the behalf of UDW for the purchase of such 700 ATM units under the UDW Purchase Order. The form and substance of the Letter of Credit shall be satisfactory to UDW and shall contains provisions specifically; (i) authorizing Manufacturer to accept the UDW Purchase Order, and (ii) to acknowledge sales of the 700 ATM units as being UDW’s. This Letter of Credit shall be delivered to Manufacturer within such period of time as is reasonably practicable for securing a prime US Bank Letter of Credit, but in no instance greater than two (2) weeks after the
***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

date of the UDW Purchase Order or such longer period as may be required due to any delay caused by the issuing bank.

3.1.1.4.	RFM shall pay UDW the sales proceeds received from the “major US ATM dealer” until the total sales price of Three Million Five Hundred Thousand Dollars (US $3,500,000) is paid in full, less customary allowances for sales returns not replaced. Before Gross Profits are allocated in accordance with this (Software Integration and Resale) Agreement, certain expenses incidental to the sale of the 700 ATM units may be reimbursed prior to such allocation, provided the Parties mutually agree as to the amount and nature of any such reimbursement. RFM shall permit UDW the right to audit and inspect the financial records relating to the sales of the 700 ATM units to the “major US ATM dealer” provided such rights are reasonably exercised and without undue burden to RFM.
IV.	All other terms and conditions of the Stock Purchase Agreement and the Escrow Agreement shall remain unchanged.
     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UDW		Hyundai

US Dataworks, Inc.		Hyundai Syscomm Corp.

By:	/s/ Charles E. Ramey	By:	/s/ Samuel Lee

	Charles E. Ramey Chief Executive Officer		Samuel Lee Chairman of the Board

Date: February 13, 2007		Date: February 13, 2007
Hirshfield Law
(As to the Amendment of the Escrow Agreement Only)

Hirshfield Law

By:	/s/ Peter B. Hirshfield

Peter B. Hirshfield Founder

Date: February 13, 2007

Exhibit 1
Hyundai RFM Purchase Order

Exhibit 2
UDW Purchase Order